EXHIBIT 10

                        CONVERTED BNJ STOCK OPTION PLAN
                                       OF
                              UJB FINANCIAL CORP.

I.   PURPOSE

     The Converted BNJ Bancorp Stock Option Plan of UJB Financial Corp. ("Plan") exists solely to enable individuals, who on the effective date of the merger ("Merger") of Bancorp New Jersey, Inc. ("Bancorp") with and into UJB Financial Corp. ("UJB"), held outstanding stock options or outstanding stock options and related limited rights granted under the former Bancorp New Jersey , Inc. 1991 Stock Incentive Plan ("1991 Plan") or the former New Jersey Savings Bank Stock Incentive Program adopted in 1988 ("1988 Program ), or were granted limited rights, to exercise such options and limited rights for Common Stock of UJB Financial Corp.

II.  DEFINITIONS

     The following terms shall have the meanings shown:

     2.1 "Awards." Options and Limited Rights are sometimes collectively referred to herein as "Awards."

     2.2  "Board" shall mean the Board of Directors of UJB.

     2.3  "Committee" shall mean the Compensation Committee of the Board.

     2.4 "Common Stock" shall mean the common stock, par value $1.20 per share, of UJB.

     2.5 "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to that employee. Additionally, a medical doctor selected or approved by the Committee must advise the Committee either that it is not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said Optionee's lifetime.

     2.6 "Fair Market Value" with respect to a share or shares of Common Stock shall be determined as follows:

          (a) Fair Market Value shall be determined in accordance with the Internal Revenue Code of 1986, as amended (the "Code") or regulations promulgated thereunder where the Code or regulations under the Code require the fair market value of Common Stock to be determined in accordance with its or their provisions;

          (b) If subsection 2.6 (a) above does not apply, Fair Market Value shall be determined as follows: If Common Stock is listed on one or more national securities exchanges in the United States or is admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by the U.S. Securities and Exchange Commission) on the date as of which Fair Market Value must be or is to be established, Fair Market Value shall be deemed to be the closing price at which Common Stock is sold on such national securities exchanges, or, if none, the average of the bid and asked prices, considered on a composite basis as of the most recent available date with respect to the sale of the Common Stock ("Pricing Date"). If Common Stock is not traded on any of such exchanges on a relevant Pricing Date, or none or such national securities exchanges are open for business on the relevant Pricing Date, the Pricing Date shall become the closest preceding date on which any of such exchanges shall have been open for business and Common Stock shall have been traded.


          (c) Notwithstanding any of the foregoing, the Committee shall at all times retain the power to establish fair market value in the event that, in its discretion, it determines that extraordinary circumstances or conditions have affected trading in Common Stock on one or more of such exchanges such that, in its judgment, the Fair Market Value determined in accordance with the foregoing does not reflect the true fair market value of Common Stock on the relevant Pricing Date. For all purposes under this Plan, the determination by the Committee of the fair market value shall be conclusive.

     2.7 "Grant Letter" shall mean the letter dated July 11, 1995 granting Options and Limited Rights under the Plan.

     2.8 "Limited Rights" shall mean the limited rights granted pursuant to the Grant Letters.
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     2.9  "Merger Agreement" shall mean the Agreement and Plan of Merger dated
          January 19, 1995 between Bancorp and UJB providing for the Merger.

     2.10 "Options" shall mean the options granted pursuant to the Grant
          Letters.

     2.11 "Optionee", as the context requires, is defined to be an individual holding an Option, and any Limited Right related thereto.

III. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems as necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all Optionees and on their legal representatives and beneficiaries.

IV.  COMMON STOCK SUBJECT TO THE PLAN; ADJUSTMENTS

     Common Stock delivered upon exercise of an Award may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by UJB as treasury stock. In the event of any change or changes in the outstanding Common Stock of UJB by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, spin-off, split-up, combination or other similar transaction, the number of shares of Common Stock subject to an Award and the exercise price thereof shall be automatically adjusted to prevent dilution or enlargement of the Award.

V.   EXPIRATION AND EXERCISABILITY OF AWARDS

     5.1 Options. Options shall expire on the date set forth in the relevant Grant Letter. An Option may be exercised in whole or in part at any time prior to its expiration date.

     5.2 Limited Rights. A Limited Right shall expire or terminate upon the earlier to occur of:

          (a) the expiration or termination of the Option with respect to which it was granted;

          (b) for Limited Rights granted under the 1991 Plan, September 10, 1995, which is the date which immediately follows the date which is sixty (60) days after the effective date of the Merger; or

          (c) for Limited Rights granted under the 1988 Program, October 11, 1995, which is the date which immediately follows the date which is ninety (90) days after the effective date of the Merger.

          A Limited Right may be exercised only on a day when the Fair Market Value of Common Stock is greater than the exercise price of the underlying Option. Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable, to the extent the Limited Right was exercised.

VI.  MANNER OF EXERCISE

     6.1  Options.

          (a) Notice and Payment. Options may be exercised from time to time, in whole or in part, by delivering a written notice of the intention to exercise the Option with respect to a specified number of shares to the Office of the Corporate Secretary of UJB at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543. Such notice is irrevocable and must be accompanied by full payment of the option exercise price in the form of payment specified by the Grant Letter.

          (b) Cashless Exercise of Options. Options may be exercised by delivery of an irrevocable notice of exercise signed by the Optionee, accompanied by payment in full of the option exercise price by the Optionee's broker and an irrevocable instruction to UJB to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Optionee's broker for the Optionee's account, provided that at the time of such exercise, such exercise would not subject the Optionee to liability under
               Section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Securities and Exchange Commission Rule 16b-3 or any other exemption from such liability.
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     6.2  Limited Rights.

          (a) Upon the exercise of a Limited Right, the holder thereof shall be entitled to receive (i) an amount of cash equal to the difference between the exercise price per share of the related Option and the "Acquisition Price" of the Merger (as defined below) multiplied by the number of shares with respect to which the Limited Right has been exercised (the product thereof being the "Exercise Spread"), (ii) shares (rounded down to the nearest whole share) of Common Stock with a Fair Market Value on the day preceding the exercise date equal to the Exercise Spread or (iii) a combination of (i) and (ii) equal in aggregate value to the Exercise Spread.

          (b)  The term "Acquisition Price" of the Merger as used in Article 6.2
               (a) shall mean, with respect to the exercise of any Limited Right the greater of:

               (1) the highest Fair Market Value per share of Bancorp Stock (prior to July 11, 1995) during the ninety (90) day period immediately preceding the date such Limited Right is exercised, divided by 1.5441;

               (2) the highest Fair Market Value per share of Common Stock (at or after July 11, 1995) in the 90-day period immediately preceding the date of exercise of the Limited Right;

               (3) $27.91 (the Cash Consideration (as defined in the Merger Agreement) divided by the Exchange Ratio (also as defined in the Merger Agreement); or

               (4)  $33.875 (the closing price of the Common Stock on July 11,
                    1995).

     6.3 Deductions for Taxes. There may be deducted from each distribution to an employee of the former Bancorp or any of its affiliates of Common Stock or payment of cash made pursuant to an exercise of an Award under the Plan, an amount of cash or a number of shares of Common Stock the value of which (determined at the time of distribution) is sufficient to satisfy UJB's tax withholding obligations.

VII. EFFECT OF TERMINATION OF EMPLOYMENT

     7.1 Optionees. Upon the termination of employment of an Optionee (other than former directors of Bancorp), any unexercised and still exercisable portion of such Optionee's Options shall terminate

          (a) three months after a termination of employment by UJB not for cause;

          (b)  immediately upon termination of employment for cause, or

          (c) if the termination of employment was due to the death, retirement or Disability of the Optionee:


               (1) upon the expiration of twelve months following the date of termination of employment by reason of Disability or

               (2) upon the expiration of three months after retirement from employment done with the consent of UJB or

               (3)  upon the expiration of twelve months following:

                    (A) the death of the Optionee while in the employment of UJB; or

                    (B) the death of the Optionee within the twelve month period specified by Article 7.1(c)(1) above; or

                    (C) the death of the Optionee within the three month period specified by Article 7.1(c)(2) above.

                In no event shall any period specified above extend beyond the fixed termination date of the Option as set forth in the option agreement.


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VIII. MISCELLANEOUS

     8.1 No Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Common Stock covered by an Award until the date of issuance of a stock certificate for such Common Stock.

     8.2 No Right to Employment. Nothing in this Plan or in any Award confers on any person any right to continue in the employ of or perform any services for UJB or any affiliate of UJB or interferes in any way with the right of UJB or any affiliate of UJB to terminate the employment of any employee at any time.

     8.3 No Transferability of Awards. No Award under the Plan shall be transferable by the optionee other than by the laws of descent and distribution and may be exercised according to its terms and this Plan
          (a) only by an Optionee during his or her lifetime, and (b) following the death of an Optionee, by the legal guardian, legal representative, heirs or devisees of the Optionee.

     8.4 Substitution of Options. New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options and Limited Rights outstanding under the Plan may be assumed by a Parent of Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options, SARs or Limited Rights.

     8.5 General Restriction. Any Option or Limited Right granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the issuance of Common Stock in satisfaction of an exercise thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

     8.6  Withholding Taxes.

          (a) The Committee shall have the right to require participating employees to remit to UJB an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

          (b) UJB shall have the right to withhold from payments made in cash to an employee under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

          (c) Amounts to which UJB is entitled pursuant to 8.6(a) or (b), may be paid, at the election of the employee and with the approval of the Committee, either (i) in cash, (ii) withheld from the employee's salary or other compensation payable by UJB (or any other subsidiary), including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the employee upon exercise of an Option or Limited Right, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to UJB prior to the Tax Date with respect to the exercise of an Option or Limited Right, and, if the participant is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be delivered to UJB only during a window period of ten (10) days beginning on the third business day following the date of the public release of annual or quarterly financial information with respect to UJB.

     8.7 Investment Representation. If the Committee determines that such a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the optionee deliver to the Corporation at the time of any exercise of any Option, SAR or Limited Right, or at time of the transfer of shares of Restricted Stock, a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the optionee to acquire such shares of Common Stock.

     8.8 Non-Uniform Determinations. The Committee's determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under this Plan, whether or not such persons are similarly situated.